EXHIBIT 99.1

December 1, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.02 of Form 8-K dated August 26, 2004 of Kaiser Ventures LLC and are in agreement with the statements contained in paragraphs one through five as they relate to the change in method of accounting for premium costs, accounting for claims under a twelve-year insurance policy purchased in 2001 and the related impact on the previously reported amounts. We have no basis to agree or disagree with other statements of Kaiser Ventures LLC contained therein.

Accordingly, our previously issued audit reports dated February 12, 2004, January 22, 2003, and January 22, 2002 for the years ended December 31, 2003, 2002 and 2001, respectively, should no longer be relied upon.

Very truly yours,

/s/ Ernst & Young LLP